CONSULTING AGREEMENT

       THIS CONSULTING AGREEMENT is made as of August 4, 1997 by and between NEWMIL BANCORP, INC. (the "Company"), a Delaware corporation headquartered in New Milford, Connecticut, and its subsidiary, NEW MILFORD SAVINGS BANK (the "Bank"), (sometimes collectively referred to as the "Client"), and ANTHONY J. NANIA, an individual residing in Canaan, Connecticut ("Consultant").

       WHEREAS, Consultant has served as Chairman of the Board of Directors and President of Company, and in similar capacities at the Bank, since 1991.

       WHEREAS, the Consultant has voluntarily resigned from all positions at the Company and the Bank so as to have the opportunity to pursue other interests.

       WHEREAS, the Company and Bank desire to have continued access to the services of Consultant from time to time.

       WHEREAS, Consultant has considerable background with Company and Bank matters so as to both be a valuable resource for and potential competitive threat to them.

       WHEREAS, Company and Bank are desirous of using the continued services of Consultant as a consultant to perform services on an occasional basis as described herein and to obtain Consultant's agreement not to engage in certain competitive activities as described herein, and Consultant is desirous of offering its services to and so agreeing with Client:

       NOW, THEREFORE, Client and Company hereby agree as follows:

1.     SERVICES OF CONSULTANT
       Commencing as of September 1, 1997, Consultant will provide consulting services to Company and Bank as an independent contractor. Consultant will provide the Client with such services on an as needed, as-called basis, provided that Consultant shall not be required to provide more than 10 hours of such services in any calendar month, shall be subject to reasonable vacation periods, sick days, personal days, holidays and other business commitments. Consultant agrees to use his best efforts to perform consulting services for Client in connection with (i) customer relations; (ii) governmental and regulatory relations; (iii) legal issues; and (iv) other senior management and/or Board of Director issues as Client may from time to time require. Consultant shall receive his assignments from, and shall report only to (unless otherwise directed) the Client's President and/or Board of Directors.
Consultant shall not purport to speak or act on behalf of Company or Bank unless specifically instructed to do so in writing. Consultant shall promptly report to Client any unsolicited communications relating to Company or Bank received from Company or Bank employees, agents, or advisors, or any other persons. Client and Consultant shall cooperate to coordinate the extent and timing of these services.

2.     COMPENSATION
       Commencing as of September 1, 1997, Consultant will perform services as an independent consultant to Client and be compensated at a rate of (through August 31, 1998) SEVENTY-FIVE THOUSAND DOLLARS ($75,000) per year, and, commencing as of September 1, 1998 (through August 31, 1999) SEVENTY-
FIVE THOUSAND DOLLARS ($75,000) per year, in each case such amounts shall be payable in twelve (12) equal monthly installments in advance on the first day of each calendar month. In the event Consultant is to be compensated for a portion of a year or month remaining under the term of this Agreement, Consultant's compensation shall be calculated on a pro-rata basis based upon the actual number of months or weeks of service. Consultant shall not be required to maintain records to reflect the time spent and services rendered in providing consulting services under this Agreement. For purposes of determining compensation payable under this Section, one calendar week equals one-fourth of a calendar month and where necessary compensation calculations shall be rounded to the nearest week.

3.     STATUS
       The status of Consultant in relation to Client under this Agreement will be that of an independent contractor. Consultant is expressly not an employee of Client and is not eligible to participate in any benefits or privileges provided or offered to Client's employees.

4.     TERM

       (a) The term of this Consulting Agreement shall commence as of September 1, 1997 and will expire two (2) years from that date, or August 31, 1999, unless earlier terminated as provided in this Section. This Agreement shall terminate automatically upon (i) the death of Consultant, or (ii) the election to terminate this Agreement by either Client or Consultant in accordance with Section 4(b) hereof due to the total and permanent disability of Consultant, or
       (iii) the Date of Termination of this Agreement as defined in
       Section 9(b) hereof. Any termination of this Agreement because of the death or total and permanent disability of Consultant shall not be considered a breach of this Agreement and the parties' obligations under this Agreement, other than those intended to survive the termination of this Agreement, shall cease upon the effective date of the termination of this Agreement.

       (b) In the event that Consultant becomes "totally and permanently disabled" as defined in this subsection 4(b), Client shall continue to pay Consultant compensation in accordance with the terms of this Agreement unless either Client or Company elects to terminate as described below. "Totally and permanently disabled" shall mean any physical or mental disability which prevents Consultant from substantially performing the consulting services contemplated by this Agreement. Client shall be furnished with acceptable medical evidence of Consultant's disability. Acceptable medical evidence shall be a written certification furnished by a physician satisfactory to both Client and Consultant certifying that Consultant is then incapable of substantially performing his duties under this Agreement. If the parties cannot agree upon a physician to make the necessary examination and certification, the parties shall submit the matter to the President of the local medical society nearest the place where Consultant is then physically located to have a physician designated to make such examination and certification. In the event Consultant is totally and permanently disabled for a continuous period of more than three (3) months from the commencement of such disability, either Client or Consultant may elect to terminate this Agreement upon the delivery of ten (10) days notice to the other party and such termination shall take effect upon the tenth day following delivery of such notice. Client's obligation to pay compensation to Consultant shall cease as of the effective date of such termination of this Agreement, except as provided in this sub-paragraph. Unless this Agreement is terminated, Client shall continue to pay Consultant's compensation in accordance with the terms of this Agreement notwithstanding Consultant's total and permanent disability.

5.     NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION
       Consultant agrees that he will not, at any time, disclose to others, use for his own benefit or otherwise appropriate or copy for the benefit of anyone other than Company or Bank, any Confidential Information, whether or not developed by Consultant, except as required in Consultant's duties hereunder; provided, however, that this Section shall apply only so long as the information in question is secret and confidential.

       The term "Confidential Information" shall refer to any information not publicly known which was obtained from Client or which was discovered, developed or prepared during or as a result of the performance of any consulting services on behalf of Client.

6.     PROCEDURE FOR PRESERVING CONFIDENTIALITY OF CONFIDENTIAL INFORMATION

       Consultant agrees to comply with any and all reasonable procedures which Client may adopt from time to time to preserve the confidentiality of any Confidential Information.

7.     NONCOMPETITION AGREEMENT

       (a) Employment with Competitors. During the term of this Agreement, Consultant agrees that he will not render, directly or indirectly, any services of an advisory or consulting nature or as an employee or otherwise to any bank, bank holding company, savings bank, savings and loan holding company or similar financial services business operating in the Bank's principal or secondary market area (a "Competing Bank"). Without otherwise limiting the foregoing, Consultant may continue his service as a director of the Connecticut Development Authority.

       (b) Ownership or Management of Competitors. During the term of this Agreement, Consultant agrees that he will not, either alone or as a member of a partnership or joint venture, as a beneficiary of a trust, or as an officer, director, stockholder or investor of or in any other corporation or enterprise, or otherwise (except as an investor in or stock holder of not more than five percent (5%) of publicly-traded securities (including options) of such entity or enterprise), be engaged in the ownership or management of any Competing Bank.

       (c) Extension of Noncompetition Agreement. If the Consulting Agreement is terminated for any reason by either party prior to the expiration of the two (2) year period commencing on September 1, 1997 (the "Agreement Expiration Date"), Client will have the option to extend the period of effectiveness of the covenant not to compete contained in this Section 7 until the Agreement Expiration Date upon making continued consulting payments as otherwise provided herein. If Client decides not to continue the covenant not to compete, Client will not have a continuing obligation to make payments to Consultant for the covenant not to compete and the Consultant will be released from the restrictions of the covenant not to compete as of the termination of this Consulting Agreement.


8.     DUTY UPON TERMINATION OF ASSOCIATION

       Upon termination of its association with Client for any reason, Consultant agrees to deliver to Client all writings, documents, records, data, memoranda, notes and other material of any nature which are in its possession or control and which are or contain Confidential Information relating to his consulting services to the Client under this Agreement.


9.    DEFAULT AND TERMINATION

      (a) It shall be a default and an event of default hereunder if Client or Consultant (or such parties permitted as assignees of the interests of Client or Consultant) violates a term, covenant or condition of this Agreement, unless the defaulting party cures such default within thirty (30) days following the receipt of written notice of such default from the other party, or, if the nature of the default is such that it cannot be cured within said thirty (30) day period, unless the defaulting party, upon receipt of such notice of default, immediately commences appropriate steps to cure the default and thereafter diligently and continuously pursues such curative steps and, in fact, cures the default within a reasonable time, but in any event within ninety (90) days after the receipt of the notice of default.

       (b) In addition to the remedies otherwise available at law or in equity to a party to this Agreement upon a breach of this Agreement, if Client or Consultant (the "Non-Defaulting Party") has given written notice to the other party to this Agreement (the "Defaulting Party") of a default by the Defaulting Party and the Defaulting Party has not cured such default in the time period permitted by Section 9(a) hereof, then the Non-Defaulting Party may elect, upon written notice to the Defaulting Party, to terminate this Agreement effective as of the Date of Termination. For purposes of this Agreement, the "Date of Termination") shall be the date notice is given by the Non-Defaulting Party under this Section 9(b). Termination of this Agreement for any reason shall not, unless otherwise provided, affect (a) obligations accruing prior to the effective date of termination; or (b) any obligations which, from the context hereof, are intended to survive termination of this Agreement. If
       Consultant elects to terminate this Agreement under this Section for the non-payment of amounts owed by Client to Consultant under this Agreement, Consultant shall receive immediate payment from Client of the compensation payable to Consultant under this Agreement through the Agreement Expiration Date, provided that, in such case, the non-compete provisions of Section 7 shall apply through the Agreement Expiration Date.

       (c) Any right of termination of this Agreement or suit for specific performance under this Agreement shall not abrogate any other legal or equitable remedies the parties may otherwise have under this Agreement.

10.    ASSIGNMENT

       This Agreement and the rights and obligations of Consultant hereunder may not be assigned or transferred in whole or in part by Consultant without the prior written consent of Client, and no such assignment or transfer or attempted assignment or transfer shall be effective for any purpose whatsoever without Client's prior written consent. Client shall have no obligation to recognize any purported assignee or transferee of this Agreement. The rights of Client, however, may be assigned or transferred to any corporate affiliate of Client, with Client to remain liable for the performance of this Agreement. A "corporate affiliate" of Client shall mean any corporation that controls, is controlled by or is under common control with, the Client. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

11.    TAXES

       Client shall, in addition to the payments required hereunder, pay all sales, use, transfer or other taxes, whether federal, state or local, however designated, which are levied or imposed by reason of the provision of consulting services contemplated hereby; excluding, however, income taxes payable by Consultant.

12.    SEVERABILITY

       If any provision of this Agreement is declared invalid by any tribunal, then the parties shall negotiate in good faith a replacement provision therefor. The remaining provisions of this Agreement shall remain in effect.

13.    NOTICES

       All notices or other communications required or permitted to be given hereunder shall be (as elected by the person giving such notice) (a) personally delivered, or (b) transmitted by telex, telefax or telegram (with postage prepaid mail confirmation), or (c) by overnight courier service, or (d) by registered or certified mail to the parties at the following addresses unless otherwise notified in writing:

                           NewMil Bancorp, Inc.
                           New Milford Savings Bank
                           19 Main Street
                           New Milford, CT  06776
                           Attention:  Chairman of the Board

                           Anthony J. Nania
                           P.O. Box 101
                           Canaan, Connecticut  06018


       Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the date of receipt if delivered personally, one (1) day after delivery to an overnight courier service, five (5) days after posting if transmitting by registered or certified mail, or the date of transmission if transmitted by telex, telefax or telegram, whichever shall first occur.

14.    GOVERNING LAW

       This Agreement is subject to and will be construed in accordance with the laws of the State of Connecticut, without regard to the State's internal conflict of law, for the resolution of all claims and controversies arising between the parties under and relating to this Agreement. In the event of a dispute relating to the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover, in addition to all other remedies available at law and equity, all costs, including, but not limited to, attorneys' fees incurred in such dispute and in the collection of costs, including attorneys' fees, provided in this Section.

15.    HEADINGS

       The headings used in this Agreement are for the convenience of reference only.

16.    WAIVER

       The failure of any party to require the performance of any obligation of the other party or to enforce any right or remedy hereunder shall not prevent enforcement of that same right or remedy or any other right or remedy on any other occasion.

17.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written understandings or agreements as to such subject matter. This Agreement may be amended only by written amendment duly signed by authorized representatives of both parties.

18.    SURVIVABILITY

       This Agreement shall be binding upon, and shall inure to the benefit of Client's successors and assigns, whether by way of consolidation, merger, acquisition, purchase of substantially all Client's assets, or the like.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

CLIENT:                                         CONSULTANT:

NEWMIL BANCORP, INC.


By:________________________________             _____________________________
       Its President                            Anthony J. Nania
       Francis J. Wiatr

NEW MILFORD SAVINGS BANK


By________________________________
       Its President
       Francis J. Wiatr